Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP ANNOUNCES WAYNE MILLER’s TRANSITION TO SENIOR STRATEGIC ADVISOR

New York, New York – June 15, 2021 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) announced today that, effective July 1, 2021, Wayne Miller will step down as the Company’s Chief Operating Officer and will become a Senior Strategic Advisor to the Company. In his new role, Mr. Miller will assist in the transition of his day-to-day responsibilities and advise the Company on various aspects of corporate strategy. Mr. Miller will continue to report to Morris Goldfarb, Chairman and Chief Executive Officer.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “On behalf of our Board and global team, I want to sincerely thank Wayne for his 23 years of dedication, leadership and significant contributions in helping build G-III into the exceptional company that it is today. Wayne has been instrumental in the acquisition and development of many of the businesses we currently have. I am pleased that Wayne will stay on as a key strategic advisor and continue to assist us in charting our path towards success and prosperity.”

Wayne Miller, G-III’s Chief Operating Officer, said, “It has been an incredible 23 years and I have been fortunate to have had the opportunity to work with Morris and the rest of the world class team to grow G-III into a financially strong, well diversified company with a portfolio of globally recognized brands. In my new capacity, I look forward to my continued contribution towards G-III’s long-term growth.”

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s substantial portfolio of more than 30 licensed and proprietary brands is anchored by five global power brands: DKNY, Donna Karan, Calvin Klein, Tommy Hilfiger and Karl Lagerfeld Paris. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc and Marc New York. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. G-III also distributes directly to consumers through its DKNY, Karl Lagerfeld Paris and Vilebrequin stores and its digital channels for the DKNY, Donna Karan, Vilebrequin, Karl Lagerfeld Paris, Andrew Marc, Wilsons Leather and G.H. Bass brands.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 outbreak, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

VP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235